MASTER LEASE AGREEMENT

                                                                 Lease No.: 002

         THIS MASTER LEASE AGREEMENT (this "Lease") is between NATIONSCREDIT COMMERCIAL CORPORATION ("Lessor"), a Delaware corporation with an office address at One Canterbury Green, Stamford, Connecticut 06901 and TEXFI INDUSTRIES, INC. ("Lessee"), a Delaware corporation with its address and principal place of business at 5400 Glenwood Avenue #215, Raleigh, North Carolina 27612, which parties hereby agree as follows:

         1. LEASING: Subject to the terms and conditions set forth herein, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the equipment (the "Equipment"; a unit or part thereof being sometimes referred to as an "Item") described in any Equipment Schedule hereto (each, a "Schedule") now or hereafter executed by the parties. Except as otherwise provided in
Section 19(d), nothing contained herein shall obligate either party to execute any Schedule subsequent to the date hereof and in no event shall Lessor have any obligation to execute any Schedule subsequent to Lessor's determination that a material adverse change in the financial condition of Lessee has occurred. Any modifications to this Lease contained in any Schedule shall be controlling, but only with respect to the Equipment described in such Schedule. This Lease and all Schedules and Addenda shall constitute one lease, and references to this Lease shall include all Schedules and Addenda.

         2. TERM, RENT AND PAYMENT: (a) The term (the "Term") of this Lease for each Item shall commence on the date (the "Commencement Date") the Lessee executes a Delivery and Acceptance Certificate (an "Acceptance Certificate") therefor and, unless sooner terminated pursuant to Sections 8 or 15 hereof or pursuant to Section 1 of the Termination, Purchase and Renewal Addendum, shall continue for the period specified as the "Basic Term" in the applicable Schedule. If any Term be extended, or the Lease renewed pursuant to a renewal option, "Term" shall include all such extensions and renewals, and all provisions of this Lease shall apply therein, except as may be otherwise specifically provided.

                  (b) Lessee agrees to pay to Lessor basic rent ("Basic Rent") for each Item in the amount set forth in the applicable Schedule. The first Basic Rent payment for each Item shall be due on the date specified in such Schedule. Subsequent Basic Rent payments shall be made monthly in advance on the same day of each month thereafter. On the Commencement Date, Lessee will pay to Lessor as interim rent ("Interim Rent") for each Item the amount specified therefor in the Schedule, such Interim Rent to cover the period from the Commencement Date to the first Basic Rent payment date. Any payment due on a day which is not a business day shall be made on the next business day.

                  (c) Basic Rent, Interim Rent and all other amounts payable to Lessor under this Lease (collectively, "Rent") shall, be paid by either company check to One Canterbury Green, Stamford, Connecticut 06901 Attention: Manager, Contract Administration (or to such other address as Lessor may direct) or by wire transfer to The First National Bank of Chicago, Chicago Illinois, ABA #071000013, Credit: NationsCredit Commercial Corporation, Account Number:
52-56933, Ref: Texfi Industries, Inc. and shall be deemed received when good funds



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are received by Lessor.  Lessee agrees to pay Lessor on demand
(i) a late charge on all Rent not paid within 10 days of the date due hereunder equal to the lesser of: (x) 5% of the amount not timely paid and (y) the maximum amount permitted by applicable law, and (ii) interest on all Rent not paid within 10 days of the due date hereunder from such 10th day until the date paid at a rate per annum equal to the lesser of (x) the prime rate (the "Prime Rate") as announced from time to time by The Chase Manhattan Bank, N.A. (whether or not such rate is charged) or, if no such rate is published, the generally accepted prime rate in effect on the Commencement Date plus 5% and (y) the maximum rate permitted by applicable law.

         3. QUIET ENJOYMENT: So long as no Event of Default (as defined below) exists Lessor will not interfere with Lessee's quiet enjoyment and use of the Equipment and Lessee's use and possession of the Equipment will not be interrupted or otherwise disturbed by any entity asserting a claim under or through Lessor.

         4.       NET LEASE; NO SET-OFF:  This Lease is a net lease and
Lessee shall not be entitled to any abatement or reduction of, or set-off against, any Rent by reason of: (a) any past, present or future claim against Lessor or any successor or assignee of Lessor or any supplier of any Item or any other person or entity; (b) any defect in or damage to, or loss, prohibition, restriction on use or destruction of, any Item (except as expressly provided in Section 8) from whatever cause; or (c) any other cause whatsoever, whether similar or dissimilar to the foregoing, it being the intention of the parties that all Rent shall continue to be payable in all events in the specified manner and at the specified times and that Lessee's obligation to pay Rent shall be absolute and unconditional unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

         5. USE, LOCATION AND POSSESSION; LIENS: (a) Lessee shall use each Item in a careful and proper manner and for the use contemplated by the manufacturer thereof and in compliance with all applicable laws, rules, and regulations and the provisions of the insurance required to be maintained hereunder and the terms of any manufacturer's warranty. Each Item will at all times be kept at the location specified in the applicable Schedule unless the Lessor has given prior written consent to a change in location. Lessee shall at all times keep each
Item in its possession and control.

                  (b) Lessee shall keep each Item free and clear of all, and shall not create, incur, assume or suffer to exist any, claims, liens, pledges, rights of others or other encumbrances (collectively "Liens"), other than those ("Lessor Liens") arising by, through or under Lessor prior to the occurrence of an Event of Default and not related to the transactions contemplated hereby.

         6. MAINTENANCE AND SERVICE; IMPROVEMENTS: (a) Lessee will, at its expense, at all times maintain, service and repair each Item as would a prudent owner of such Item, and in any event so as to keep each Item in good operating condition, ordinary wear and tear excepted, in compliance with all applicable laws, rules, regulations, and manufacturer's recommended maintenance programs, and, to the extent that Lessee's maintenance, repair or servicing standards exceed the foregoing, then so as to keep each Item in at least as good


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condition as other comparable equipment owned or used by Lessee. Lessee shall, if at any time requested to do so by Lessor, affix in a prominent position on each Item plates, tags or other identifying labels showing ownership thereof by Lessor.

                  (b) Any alterations or modifications with respect to any Item that may at any time during the Term be required to comply with any applicable law or any governmental or other rule or regulation shall be made by Lessee at its sole cost and expense, and shall thereupon become the property of Lessor.

                  (c) Unless required pursuant to Subsection (b), Lessee will not, without Lessor's prior consent, affix, or install any accessory, equipment, or device on, or modify, any Item if such addition or modification will impair the original function or use thereof or cannot be readily removed without causing damage to such Item. Further, Lessee will not, without Lessor's prior written consent, affix or install any Item to or in any other real or personal property so that such Item shall constitute a fixture. The Equipment is, and shall at all times be and remain, personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to real property or any improvements thereon. Lessee shall obtain and deliver to Lessor disclaimers or waivers from all owners and/or mortgagees of real estate in which an Item is located in form and content acceptable to Lessor.

         7. DISCLAIMER: Lessee acknowledges that it alone has selected the Equipment and the supplier(s) thereof; that it has reviewed and approved any written supply contract or purchase order covering the Equipment purchased from the supplier, or has been advised by the Lessor in writing of the identity of the supplier; that it may have rights under such supply contract or purchase order; and that it may contact the supplier for a description of any such rights. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE, INCLUDING SECTIONS 2A-508 THROUGH 522 THEREOF. LESSOR IS NEITHER THE MANUFACTURER NOR SELLER OF THE EQUIPMENT, AND MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED. LESSEE UNDERSTANDS AND AGREES THAT THE EQUIPMENT IS BEING LEASED TO IT "AS-IS," "WHERE-IS" AND "WITH ALL FAULTS" AND THAT NO WARRANTY FROM LESSOR IS TO BE IMPLIED WITH RESPECT TO THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY, THE FITNESS OF THE EQUIPMENT FOR A PARTICULAR PURPOSE, THE ACCURACY OF THE DESCRIPTION OF THE EQUIPMENT, OR WITH RESPECT TO INFRINGEMENT, INTERFERENCE OR THE LIKE. LESSOR SHALL NOT BE LIABLE IF, FOR WHATEVER REASON, THE EQUIPMENT IS NOT DELIVERED TO LESSEE. LESSOR SHALL HAVE NO OBLIGATION TO INSTALL, MAINTAIN, ERECT, TEST, ADJUST OR SERVICE THE EQUIPMENT. REGARDLESS OF CAUSE, LESSEE AGREES NOT TO ASSERT ANY CLAIM WHATSOEVER AGAINST LESSOR FOR LOSS OF ANTICIPATORY PROFITS OR ANY OTHER INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, NOR SHALL LESSOR BE RESPONSIBLE FOR ANY


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DAMAGES OR COSTS WHICH MAY BE ASSESSED AGAINST LESSEE IN ANY ACTION FOR
INFRINGEMENT OF ANY UNITED STATES LETTERS PATENT. Nothing herein contained shall be construed to deprive the Lessee of whatever rights Lessee may have against parties other than the Lessor, such as the supplier and the manufacturer of any Item, and Lessee agrees to look solely to such third parties with respect to any and all claims concerning the Equipment. So long as Lessee is not in default under this Lease, Lessee may pursue such claims for the mutual benefit of Lessor and Lessee in accordance with their interests in the Equipment. Lessee understands and agrees that neither the manufacturer, the supplier, any dealer nor any agent of the foregoing is an agent of Lessor or is authorized to waive or alter any term or condition of this Lease. Lessor hereby assigns to Lessee (to the extent assignable) any and all rights Lessor may have to enforce any warranty from the manufacturer with respect to the Equipment and Lessor agrees to enforce for the benefit of Lessee (at Lessee's sole cost and expense) every such warranty not assigned hereby; provided, however, that all of the foregoing rights shall automatically revert to Lessor upon the occurrence and during the continuance of any Event of Default hereunder or upon the return of the Equipment to Lessor. Lessee agrees to settle all claims with respect to the Equipment directly with the manufacturers thereof, and to give Lessor prompt notice of any such settlement and the details of such settlement.

         8. RISK OF DAMAGE AND LOSS: Lessee assumes and shall be solely responsible for the entire risk of any Item being lost, destroyed, damaged, stolen, confiscated or condemned, from whatever source, from the Commencement Date until the Return Date (as defined in Section 10). In the event of damage to any Item, Lessee, at its sole cost and expense, shall promptly repair the same, restoring it to the condition required to be maintained hereunder and continuing to pay Rent while doing so.

         If any Item is lost, destroyed, stolen, damaged in such a way that it is not commercially reasonable to repair it (or such repairs are not completed within 60 days of the damage or by the end of the Term with respect thereto, whichever is shorter), confiscated or condemned (each, an "Event of Loss") Lessee shall, on the first to occur of (x) the end of the Term with respect thereto and (y) the second Basic Rent payment date following such Event of Loss, pay to Lessor the Stipulated Loss Value (as shown on the Stipulated Loss Value Table to the applicable Schedule) of such Item as of the Basic Rent payment date immediately preceding the Event of Loss plus interest thereon at a rate per annum equal to the Prime Rate then in effect plus 2% from the Event of Loss date through the date of payment and all other Rent owing with respect to such Item. Until such time as the Stipulated Loss Value payment is made to Lessor, Lessee shall continue to make Basic Rent payments with respect to such Item (provided that all Basic Rent payments made for Basic Rent payment dates subsequent to the Event of Loss date shall be credited against the Stipulated Loss Value amount as of the date of its payment.

                  Upon due payment by the Lessee of all such amounts, this Lease shall terminate with respect to such Item and Lessor shall transfer title thereto to Lessee, without representation or warranty other than as to Lessor Liens and that Lessor has not conveyed any interest in the Equipment to any third party. So long as no Event of Default exists, any



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proceeds of insurance  received by Lessor with respect to any damage or Event of
Loss respecting any Item shall be paid to Lessee to the extent necessary to reimburse Lessee for costs incurred and paid by Lessee in repairing the same or shall be credited against amounts payable to Lessor by Lessee with respect to the Item involved.

         Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make claims for, receive payment of, and execute and endorse all documents, checks, or drafts for loss or damage under any said insurance policies, should the Lessee fail to promptly do so.

         9. INSURANCE: Lessee at its sole cost and expense shall at all times through the Return Date:

                  (a) Keep the Equipment insured against all risks of loss or damage from every cause whatsoever in an amount not less than the greater of replacement value or the Stipulated Loss Value thereof, and

                  (b) Obtain comprehensive liability insurance, including automobile if the Equipment includes motor vehicles, respecting the Equipment covering liability for bodily injury, including death, and property damage, in an amount of at least $5 million per occurrence, or such greater amount as Lessee may generally maintain, or in such other amounts as Lessor may from time to time require. Lessor shall be the sole named loss payee with respect to damage or loss to the Equipment with no provision for co-insurance and shall be named as an additional insured on the liability insurance. All insurance shall be with insurers and in form reasonably satisfactory to Lessor; have a deductible not to exceed $50,000 per occurrence, or such other amount as Lessor may from time to time reasonably require; shall provide for at least 30 days' prior written notice to Lessor before any cancellation or material modification thereof shall be effective as against Lessor; shall waive any claim for premium against Lessor; and shall provide that Lessor will be insured regardless of any breach by Lessee of any representation, warranty or covenant in any such policy or any application therefor. Lessee shall deliver to Lessor certificates of insurance and other evidence satisfactory to Lessor evidencing the insurance required hereby, and at Lessor's request Lessee will furnish copies of such policies to Lessor. In the case of renewals, evidence of renewal shall be delivered to Lessor at least 20 days prior to the expiration of the current policy.

         10. ACCEPTANCE AND RETURN OF EQUIPMENT: (a) By its execution of any Acceptance Certificate, Lessee warrants and agrees that the Equipment covered thereby conforms to the specifications and requirements of Lessee and that, as between Lessee and Lessor, it was delivered in good repair and that Lessee has unconditionally accepted it hereunder as of the Commencement Date.

                  (b) Upon the expiration or earlier termination of this Lease with respect to any Item, Lessee will, at its sole cost and expense, promptly dismantle, crate and return such Item to Lessor at the address specified in the first paragraph of the Lease, or to such other location in the continental United States as Lessor may specify in a written notice to Lessee to be provided to Lessee prior to such expiration or earlier termination or as soon thereafter as


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practicable, in the condition required to be maintained hereunder.
If Lessee shall fail to return any Item of Equipment as provided herein, Lessee shall be responsible for all cost and expense incurred by Lessor in returning the Equipment to such required condition or any reduction in value as a result thereof. Lessee shall also, at the request of Lessor, store the Equipment for up to 90 days prior to such redelivery and shall bear the risk of loss and shall be responsible for insuring the Equipment during such storage period as if this Lease were still in effect with respect thereto. In the event Lessee does not redeliver any Item to Lessor as herein required, Lessee shall pay to Lessor Basic Rent for such Item (at the highest rate payable during the Term) until the date (the "Return Date") the same is duly returned and in the proper condition unless Lessee fails to redeliver any such Item solely as a result of Lessor's failure to designate a location to which any such Item shall be returned.

         11. GENERAL TAX INDEMNITY: Lessee agrees to pay and does hereby indemnify, on an after-tax basis, Lessor against all income, sales, use, excise, personal property, ad valorem, value added, leasing, stamp, documentary or other taxes, levies, imposts, fees, assessments, duties, charges or withholdings of any nature, including all license and registration fees, together with any penalties, fines or interest thereon (collectively, "Impositions") arising out of the transactions contemplated by this Lease (including the acquisition of any Item prior to the Commencement Date) and imposed against Lessor, Lessee, this Lease (including any Rent) or the Equipment or any Item by the United States or any state or political subdivision thereof or any foreign government or taxing authority, excluding, however, any Impositions based on or measured by the net income of Lessor imposed by the United States or any state or political subdivision thereof. Lessee will notify Lessor of the need to file any reports and returns relating to any Imposition within five (5) days of Lessee's notice thereof and will remit to Lessor upon demand any amounts payable in connection therewith. In the event that Lessor pays any such Impositions, Lessee will on demand reimburse Lessor for the full amount paid by Lessor therefor. Lessor shall prepare and file all returns, and remit all Impositions, unless and to the extent that Lessor directs Lessee to do so, in which case Lessee shall do so. Lessee acknowledges that in some jurisdictions Impositions may not be billed, audited, assessed or due until after this Lease has terminated and agrees that in such event Lessee will remain liable for such Impositions notwithstanding such termination.

         12. INCOME TAX INDEMNIFICATION: (a) Lessee acknowledges that Lessor intends to claim and take the depreciation deductions
("Depreciation Deductions") with respect to the Equipment in accordance with
Section 168 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) Lessee represents, warrants and covenants as follows:

                           (i)  Lessor will not be required to include any
amount in its income in connection with any Item for any taxable year or part thereof during the Term respecting such Item other than (1) Basic Rent and Interim Rent, as such Rent accrues in accordance with the terms hereof, (2) any amount constituting gain recognized with respect to or by reason of the sale or other disposition of such Item upon the termination of this Lease with respect thereto, (3) any amount payable to Lessor to the extent such amount is required to be determined by


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reference to the income tax effect to Lessor of the receipt thereof, (4) any amount specifically identified as interest, and (5) any other amount with respect to which Lessor shall be entitled to a contemporaneous and equal offsetting deduction (any amount so includable in Lessor's income other than as contemplated in clauses (1) through (5) above being referred to herein as an "Inclusion"); and

                           (ii)  Each Item will constitute 5-year MACRS
property within the meaning of Section 168(e) of the Code and Lessor will be entitled to Depreciation Deductions with respect to its basis in the Equipment (which basis shall equal 100% of the total cost (including any taxes, transportation or installation charges) originally paid by Lessor for the Equipment (the "Equipment Cost") for each Item) in accordance with the Code.

                  (c) If, by reason of any act or omission of Lessee or the inaccuracy of any representation or warranty of Lessee herein or any breach by Lessee of its obligations hereunder:

                           (i)  Lessor shall lose or lose the right to
claim, or be advised or determines that it would be imprudent, improper or inadvisable to claim, or there shall be disallowed or recaptured, all or any portion of the anticipated Depreciation Deductions,

                           (ii)  Lessor shall suffer an Inclusion, or

                           (iii)  Any foreign tax credit of Lessor shall be
reduced, disallowed or recaptured (any such loss, disallowance, reduction, recapture or Inclusion being hereinafter called a "Tax Loss"),

then, in any such event, within 30 days after written notice to Lessee by Lessor that any Tax Loss has occurred, which notice shall include an explanation and calculation of such Tax Losses, Lessee shall pay Lessor, as an indemnity payment, a lump sum amount which, after deduction of all federal, state and local taxes required to be paid by Lessor in respect of the receipt of such payment, shall provide Lessor with not less than the same net after-tax return that Lessor would have realized if such Tax Loss had not occurred, including any interest and penalties payable by Lessor attributable to such Tax Loss. In computing Lessee's liability under this Section, the federal, state and local taxes payable by Lessor shall be based upon the highest marginal corporate tax rate in effect for the taxable year in which the Tax Loss occurred.

                  (d) Lessee shall not be liable for indemnification respecting a Tax Loss occurring solely as a result of: (i) Lessor being subject to the application of the mid-quarter convention of Section 168(d)(3) of the Code, (ii) Lessor making any election to claim the Depreciation Deductions in a manner less rapid than contemplated by the definition thereof, (iii) Lessor failing to have sufficient taxable income to utilize the Depreciation Deductions, (iv) Lessor being subject to the "alternative minimum tax" of Section 55 of the Code, or (v) A voluntary transfer or other voluntary disposition by the Lessor of any interest in any Equipment or this Lease when no Event of Default exists.

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                  (e) For the purposes of this Section the term "Lessor" shall include any affiliated group within the meaning of Section 1504 of the Code of which Lessor is a member, if consolidated returns are filed for such affiliated group for Federal tax purposes, and a Tax Loss shall be deemed to have occurred upon the earliest of:

                           (i)  The happening of any event which may cause
such Tax Loss,

                           (ii)  The payment by Lessor to the taxing
authority of the tax increase resulting from such Tax Loss, or

                           (iii)  The adjustment of the tax return of
Lessor to reflect such Tax Loss.

         13. GENERAL INDEMNIFICATION: Lessee hereby agrees to indemnify, save and keep harmless Lessor, and its agents, officers, directors, employees, successors and assigns, from and against any and all losses, damages, (including indirect, special or consequential damages) harm, expenses, including reasonable legal fees, penalties, injuries, claims, actions and suits, of whatsoever kind and nature, in contract, tort or otherwise, whether caused by the negligence of Lessor or otherwise and including Lessor's strict liability in tort, in any way arising out of or in connection with the selection, modification, manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, maintenance, use, condition (including latent or other defects, whether or not discoverable by Lessor or Lessee, and any claim for patent, trademark or copyright infringement), return of, or operation of any Item prior to its Return Date or relating to any default by Lessee or any Event of Default.

         14. DEFAULT: Each of the following shall constitute an event of default (an "Event of Default") hereunder:

                  (a) Lessee fails to pay any Rent or Stipulated Loss Value, late fee, indemnity obligation, reimbursement, or any other amount payable to Lessor under this Lease or any other Document (as defined in Section 18(a)(i)) when due;

                  (b) Lessee fails to pay when due any indebtedness for borrowed money (which term shall include any rental due under any lease the aggregate rental throughout the term which exceeds $1,000,000.00 as to which Lessee is a lessee), whether or not to Lessor, arising independently of this Lease;

                  (c) Lessee defaults in the performance of any other covenant contained herein, in any Document or in any other agreement relating to borrowed money, whether or not such other agreement is with Lessor, and such default continues beyond the applicable grace period, if any, without being cured or waived and, in the case of a default under any other agreement relating to borrowed money, such default permits the acceleration of the maturity of the indebtedness under such agreement;


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                  (d)      Lessee becomes insolvent or make an assignment
for the benefit of creditors;

                  (e) Lessee applies for or consent to the appointment of a receiver, trustee or liquidator for a substantial part of its property or such receiver, trustee or liquidator is appointed without the application or consent of Lessee;

                  (f) A petition is filed by or against Lessee under the federal bankruptcy laws (including a petition for reorganization, arrangement or extension) or under any other insolvency law or law providing for the relief of debtors and, in the case of a filing against Lessee, shall not be dismissed within 60 days of the date of filing;

                  (g) Lessee defaults or an event of default occurs under any Document, that certain Master Lease Agreement between Lessor and Lessee dated as of August 10, 1995 and all schedules and addenda thereto, or any other agreement with Lessor or any affiliate of Lessor and such default or event of default continues beyond the applicable grace period, if any, without being cured or waived;

                  (h) Any representation or warranty made by Lessee herein (other than in Section 12), in any agreement or certificate delivered in connection herewith or any Document proves to have been false or misleading in any material respect when made; or

                  (i) Lessee defaults or an event of default occurs under any agreement with the landlord or mortgagee of any property on which any Item of Equipment is located or with any other person or entity which may affect the ability of Lessee to keep any Item of Equipment at its location specified in the applicable Schedule and such default or event of default continues beyond the applicable grace period, if any, without being cured or waived.

         15. REMEDIES: (a) So long as any Event of Default exists, then, to the extent permitted by applicable law, Lessor shall have the right to exercise any one or more of the following remedies:

                           (i)  To proceed by appropriate court action to
enforce performance by Lessee of its obligations hereunder or to recover damages for breach thereof;

                           (ii)  To require Lessee, at Lessee's sole cost
and expense, to assemble all the Equipment at a place reasonably designated by Lessor or to return the Equipment in the method, manner and condition described in Section 10 or to take possession of any and all Items, wherever located, and thereafter hold, sell, operate or lease such Items, all with or without judicial process to the fullest extent permitted by law, free of claims of Lessee, except as set forth below;

                           (iii) By notice to Lessee, to terminate this
Lease;


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                           (iv)  To demand immediate payment of the
Stipulated Loss Value of the Equipment as liquidated damages for the remaining Term (whereupon Lessee shall promptly pay the same); and

                           (v)  To pursue any other remedy available to
Lessor at law or in equity.

                  (b) Lessor and Lessee agree that an amount equal to the Stipulated Loss Value of the Equipment represents a reasonable return for the use of the Equipment and for the depreciation thereof, and shall be the basis for liquidated damages for the remaining Term for which Lessee shall be liable to Lessor upon an Event of Default. Any amounts realized by Lessor on account of the Equipment subsequent to Lessor's taking possession thereof pursuant to
Section 15(a)(ii) shall, after reimbursement to Lessor of all its expenses incurred in connection therewith, including legal fees, (and a reasonable allocation of the compensation, costs and expenses of internal counsel, based upon time spent), be credited to amounts of Stipulated Loss Value and all other Rent owing by Lessee hereunder or, if such Stipulated Loss Value and all other Rent has been paid, paid to Lessee, up to the amount of Stipulated Loss Value actually paid by Lessee.

                  (c) If Lessor elects not to sell, re-lease, or otherwise dispose of all or any part of the Equipment, and holds such Equipment for the Lessee for the remaining Term, Lessor may recover, in addition to all Rent accrued and unpaid as of the date of Lessor's recovery of possession of the Equipment, the present value as of such date, of the Rent for the remainder of the Term respecting such Equipment (which Term shall include, for this purpose, to the extent applicable, any agreed upon renewals which would, in the absence of an Event of Default, automatically extend the Term upon the Lessee's failure to exercise any option to purchase the Equipment contained in any Addenda hereto). Present value shall be computed using a discount rate equal to the Prime Rate in effect on the Commencement Date.

                  (d) If Lessor sells, leases, or otherwise disposes of all or any part of the Equipment, Lessor may recover from Lessee, in addition to any Rent accrued and unpaid as of the date of Lessor's recovery of possession of the Equipment, the present value computed by using a discount rate equal to the Prime Rate in effect on the Commencement Date, of the difference between (i) the Rent for the remainder of the Term respecting such Equipment (which Term shall include, for this purpose, to the extent applicable, any agreed upon renewals which would, in the absence of an Event of Default, automatically extend the Term upon the Lessee's failure to exercise any option to purchase the Equipment contained in any Addenda hereto) and (ii) the market rent determined by Lessor in its reasonable discretion, or, in the case of a lease of Equipment which is substantially similar to this Lease, the total rent for the lease term of such substantially similar lease.

                  (e) Time of performance of Lessee's obligations hereunder is of the essence. All remedies of Lessor hereunder are cumulative, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy to the exclusion of any other remedy or to preclude the exercise of any other remedy at any other time. Failure on the part of Lessor to exercise, or delay in exercising, any right or remedy hereunder or Lessor's failure at any time to require performance by Lessee of any of the provisions hereof shall not operate as a waiver thereof; nor shall any single or partial exercise by Lessor of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy. With respect to Lessor, Lessee hereby waives any and all damages occasioned by any retaking of the Equipment. Lessee shall be liable for all costs and expenses incurred by Lessor in exercising the remedies provided hereunder, including but not limited to, court costs and reasonable attorneys' fees.

         16. ASSIGNMENT: Lessee acknowledges and understands that Lessor without notice to Lessee, may assign this Lease or any Schedule or any Addenda or part thereof and/or may sell or grant a security interest in the Equipment to any person, organization or agency (which shall thereafter be entitled to Lessor's rights hereunder to the extent assigned) and Lessor shall give Lessee prompt written notice thereafter of any such assignment, sale or grant, including the date thereof and the parties thereto. Lessor hereby covenants that as a condition to any assignment of the Lease hereunder or the sale or grant of a security interest with respect thereto, each person or entity to whom such assignment, sale or security interest is made shall expressly covenant to Lessee that, so long as no Event of Default shall have occurred and be continuing, such person or entity nor anyone claiming by, through or under such person or entity shall disturb Lessee's quiet and peaceful possession and use of the Equipment for its intended purpose during the term of the Lease. Any assignee of Lessor shall have all of the rights, but (unless specifically assumed) none of the obligations, of Lessor under this Lease and Lessee agrees that it will not assert against any assignee of Lessor any defense, counterclaim or offset that Lessee may have against Lessor, provided that Lessor shall remain liable for such performance. Lessee acknowledges that any assignment or transfer by Lessor shall not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee. Upon being notified by the Lessor of an assignment Lessee shall: (a) recognize and consent to any such assignment and reaffirm in writing the provisions of this Section with respect thereto; (b) accept the lawful demands of such assignee; and (c) not require any assignee of the Lease to perform any duty, covenant or condition required to be performed by Lessor under the terms of this Lease (unless specifically assumed); provided that Lessor shall remain liable for such performance. Such assignment shall not affect any claims that Lessee may have against Lessor or the right of Lessee to enforce such claim in any manner other than Lessee's refusal to perform its obligations under this Lease.

         LESSEE SHALL NOT ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR IN ANY WAY DISPOSE OF ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE OF ALL OR ANY PART OF THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.

         This Lease inures to the benefit of and is binding upon the heirs, legatees, personal representatives, and permitted successors and assigns of the parties hereto.

         17.      REPORTS:  (a) Lessee will immediately notify Lessor of:

                           (i)  Each Event of Loss or accident involving or
allegedly involving any Item;

                           (ii)  Any Lien (other than a Lessor Lien) which
shall have attached to any Item;

                           (iii) Any notice from the landlord or mortgagee
of any property on which any Item of Equipment is located or from any other person or entity which may affect the ability of Lessee to keep any Item of Equipment at its location specified in the applicable Schedule; and

                           (iv)  The occurrence of any Event of Default or
event which, with the lapse of time or giving of notice or both could become an Event of Default.

                  (b) Lessee will within 120 days of the close of each of its fiscal years deliver to Lessor Lessee's balance sheet, profit and loss statement, and cash flow statement certified to by a recognized firm of certified public accountants. Lessee will also deliver to Lessor within 60 days of the close of each of its fiscal quarters Lessee's quarterly financial report (which shall be in reasonable detail) certified to by the chief financial officer of Lessee.

                  (c) Lessee will permit Lessor to inspect and examine the Equipment and any Item and Lessee's records relating thereto upon reasonable notice.

         18.      REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF
LESSEE: (a) Lessee hereby represents and warrants to Lessor, and agrees that the following representations and warranties shall be deemed remade by Lessee on the date of execution of each Schedule:

                           (i)  Lessee has full power, authority and legal
right to enter into and to perform its obligations under this Lease and all related documents (collectively the "Documents"), is in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and in good standing wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

                           (ii)  The Documents have been duly authorized,
executed and delivered by Lessee and constitute valid, legal and binding agreements of Lessee, enforceable against it in accordance with their respective terms.

                           (iii)  No approval, consent or withholding of
objections is required from any governmental authority or instrumentality, or any person or entity, with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

                           (iv)  The entry into and performance by Lessee
of its obligations under the Documents will not (1) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Articles or Certificate of Incorporation or By-Laws; or (2) result in any breach of, constitute a default under or result in the creation of any Lien, pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Lessee is a party.

                           (v)  There are no suits or proceedings pending
or threatened in any court or by or before any governmental agency against or affecting Lessee, which, if adversely determined, would have a material adverse effect on the ability of Lessee to fulfill its obligations under this Lease or its financial condition or prospects.

                           (vi)  Each balance sheet, profit and loss
statement, and cash flow statement delivered to Lessor has been prepared in accordance with generally accepted accounting principles, and since the date of the most recent such balance sheet, profit and loss statement, and cash flow statement, there has been no material adverse change in the financial condition or prospects of Lessee.

         The foregoing representations and warranties shall survive the execution and delivery of this Lease and each Schedule.

                  (b)      Lessee covenants that during the Term:

                           (i)  The Equipment will at all times be used for
commercial or business purposes.

                           (ii)  Lessee will not, directly or indirectly:
(1) merge with or consolidate into any other entity or permit any other entity to merge into or with or consolidate with it unless Lessee is the surviving corporation and its tangible net worth subsequent to such merger or consolidation at least equals Lessee's tangible net worth prior thereto; (2) liquidate or dissolve; (3) sell, transfer or otherwise dispose of, in any transaction or a series of related or contemporaneous transactions, all or an excess of forty percent of its assets; (4) redeem, purchase or otherwise reacquire, in one or more transactions, an amount greater than forty percent of its outstanding stock; (5) change its form or organization; or (6) change its name or principal place of business without giving at least 30 days' prior notice to Lessor.

         19. MISCELLANEOUS: (a) Nothing herein contained shall give or convey to Lessee any right, title or interest in and to any Equipment leased hereunder except as a lessee. Should Lessor permit the use of any Equipment beyond the specified Term thereof, the obligations of Lessee hereunder shall continue (including the obligation to pay the Basic Rent at the highest rate applicable during the Term with respect thereto) and such permissive use shall not be construed as renewal of the Term thereof nor as a waiver of any right or continuation of any obligation of Lessor hereunder. Lessee's obligations pursuant to Sections 10, 11, 12 and 13 shall survive the expiration or earlier termination of this Lease and Lessee shall remain liable therefor. Equipment shall at all times remain personal property of Lessor notwithstanding any affixation to the real estate.

                  (b) Lessee agrees to execute any instrument or instruments necessary or expedient for filing, recording, perfecting, or notifying of the interest of Lessor in the Equipment upon request of, and as determined by, Lessor. Lessee hereby specifically authorizes Lessor to file financing statements not signed by Lessee or to execute same for and on behalf of Lessee as Lessee's attorney-in-fact, irrevocably and coupled with an interest, for such purposes.

                  (c) To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a lessee to: (i) cancel this Lease, (ii) repudiate this Lease; (iii) reject the Equipment; (iv) revoke acceptance of the Equipment; (v) recover damages from Lessor for any breaches of warranty or for any other reason; (vi) a security interest in the Equipment in Lessee's possession or control for any reason; (vii) deduct all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease;
(viii) accept partial delivery of the Equipment; (ix) "cover" by making any purchase or lease of, or contract to purchase or lease, Equipment in substitution for that due from Lessor; (x) recover any general, special, incidental or consequential damages, for any reason whatsoever; and (xi) obtain specific performance replevin, detinue, sequestration, claim and delivery or the like for any Equipment identified to this Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages as set forth in Section 15 of this Lease or which may otherwise limit or modify any of Lessor's rights or remedies under Section 15.

                                                          /s/ OLV
                                                          [LESSEE'S INITIALS]

         LESSOR AND LESSEE EACH WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING HEREFROM OR IN RELATION HERETO.

                  (d) This Lease, together with all Schedules and the Termination, Purchase and Renewal Option Addendum, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes and replaces any prior or contradictory representations, warranties or agreements by Lessor and Lessee, except that the provisions of the Commitment Letter dated March 1, 1996 between Lessee and Lessor shall govern with respect to (i) the obligations of Lessor and Lessee with respect to entering into Schedules covering Items (and the Rent to be paid therefor), provided, however, that Lessee shall be obligated to deliver to Lessor in connection with each Schedule covering Items an opinion of counsel acceptable to Lessor in form and substance substantially similar to the opinion delivered to Lessor on the date hereof, an agreement between Lessor and Elbit Vision Systems Ltd. ("Elbit") pursuant to which Elbit agrees to purchase any Item manufactured by it in form and substance satisfactory to Lessor and in accordance with the March 1, 1996 Commitment Letter (if applicable) and all other documents reasonably requested by Lessor including, without limitation, bills of sale, mortgagee and landlord waivers and consents, resolutions, purchase order assignment agreements and certificates of acceptance; (ii) funding dates, amounts and conditions; (iii) Lessee's obligation to pay the Unused Line Fee, the Transaction Fee and the Transaction Expenses set forth therein; and (iv) application of the Transaction Fee. Unless set forth in a Schedule or rider hereto, signed by an authorized manager of Lessor, Lessee shall have no right to purchase or otherwise acquire title to or ownership of any Item. No agent or employee of any supplier or manufacturer is authorized to bind Lessor to this Lease or any Schedule, or to waive, alter or add to the terms and conditions printed herein and in any Schedule. THIS LEASE, ANY AMENDMENTS TO, VARIATION OR MODIFICATION OF THIS LEASE, ANY WAIVER OF ITS PROVISIONS OR CONDITIONS, ANY CONSENT HEREUNDER AND ALL SCHEDULES SHALL NOT BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED OFFICER OR MANAGER OF LESSOR AND LESSEE.


                                                      /s/ OLV
                                                      [LESSEE'S INITIALS]

                  (e) All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth below, or at such other address or telecopy number as such party may hereafter specify for the purpose of notice to Lessor and Lessee. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section telephonic confirmation of receipt thereof is obtained (in the case of telecopy), or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

Lessee:                               With a copy to:

Texfi Industries, Inc.                Braxton Schell, Esq.
5400 Glenwood Avenue #215             Schell Bray Aycock Abel & Raleigh, North
Carolina 27612                        Livingston L.L.P.
Telecopy: (919) 783-4739              230 N. Elm Street
                                      Suite 1500
                                      Greensboro, NC 27401
                                      Telecopy: (910) 370-8830

Lessor:                                        With a copy to:

NationsCredit Commercial Corporation           Jan Robey Alonzo
One Canterbury Green                           Thompson & Mitchell
Stamford, Connecticut 06901                    One Mercantile Center
Attention:  Manager, Contract                  Suite 3400
   Administration                              St. Louis, Missouri 63010
Telecopy:  (203) 352-4171                      Telecopy:  (314) 342-1717

                  (f) If Lessee fails to perform any of its obligations hereunder Lessor may, but shall not be obligated to, perform the same (without such performance constituting a cure or waiver of Lessee's failure to so perform) and Lessee will on demand reimburse Lessor for all its costs and expenses incurred in connection therewith. In such event, all monies advanced or expended by Lessor, and all expenses of Lessor in effecting such compliance, shall be deemed to be additional Rent, and shall be paid by Lessee to Lessor at the time of the next periodic payment of Rent.

                  (g)      UNLESS OTHERWISE SPECIFIED IN A SCHEDULE OR
ADDENDA, THIS LEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS. LESSOR AND LESSEE HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CONNECTICUT, FOR ALL LEGAL PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY FROM THIS LEASE OR ANY SCHEDULE OR ANY ADDENDA AND EACH IRREVOCABLY WAIVES ANY OBJECTION TO ANY SUCH PROCEEDING BASED ON VENUE OR INCONVENIENT FORUM. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO IRREVOCABLY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE MADE BY SENDING THE SAME BY REGISTERED MAIL OR CERTIFIED MAIL AT ITS ADDRESS SET FORTH HEREIN. If any provision of this Lease shall contravene or be invalid under applicable law or regulation, such contravention or invalidity shall not affect the entire Lease, the provisions held to be invalid to be deemed deleted or modified and the Lease interpreted and construed as though such invalid provision or provisions were not part hereof or conformed thereto.

         20. BROKER: Lessee represents and warrants that except for Commercial Trading Company, Inc. ("CTC"), there is no broker or other intermediary ("Broker") involved in the transaction contemplated hereby, and agrees to indemnify and hold Lessor harmless from any claim for any brokerage commission, fee or other compensation except that compensation which has been expressly agreed to by Lessor with CTC. Such compensation shall be payable only in accordance with conditions satisfactory to Lessor. No Broker or other party has any authority to act for or bind Lessor. Lessor shall not be liable for any expenses of any broker or intermediary, including CTC, except as expressly provided herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the 11th day of July, 1996.


NATIONSCREDIT COMMERCIAL                             TEXFI INDUSTRIES, INC.
CORPORATION
(Lessor)                                             (Lessee)


By:/s/ Joel F. Raven                                 By:/s/ Dane L. Vincent
Title: Division President                            Title: CFO, VP + Treasurer

                              MASTER LEASE SCHEDULE

                             Master Lease Agreement No.: 002
                             Master Lease Agreement Date: July 11, 1996
                             Schedule No.: 001
                             Schedule Date: July 11, 1996

                             Name and Address of Lessee:
                             Texfi Industries, Inc.
                             5400 Glenwood Avenue #215
                             Raleigh, NC 27612

         Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Equipment described below, for the term and the rental payments provided herein, all subject to the terms and conditions of the Master Lease Agreement referenced above.

A.       Equipment

         This Schedule covers the Equipment listed on Annex A attached hereto and made a part hereof.

B. Equipment Location: See Annex A attached hereto and made a part hereof.

C.       Terms

         Basic Term (number of months):  sixty (60)

         Commencement Date: July 11, 1996

         Total Equipment Cost: $1,491,466.00

         Lease Rate Factor: 1.9346666%

         Monthly Rent during Basic Term: $28,854.89

D.       Rent

         Basic Rent payments will be due for each month of the Basic Term, payable in advance, commencing on July 11, 1996 and subsequently on the same day of each month thereafter. Lessee shall pay as Basic Rent the product of the Lease Rate Factor times the Equipment Cost of all Equipment covered by this Schedule, set forth above as the Monthly Rent during the Basic Term.

E.       Stipulated Loss Value

         The Stipulated Loss Value of each Item of Equipment shall equal the product of the Equipment Cost of such Item multiplied by the percentage in the column headed "Stipulated Loss Value % of Equipment Cost" on Annex B attached hereto corresponding to the Basic Rent payment date immediately preceding the date of the Event of Loss.

         In the event Lessee renews the Lease upon the expiration of the Basic Term, the Stipulated Loss Value of each Item during any Renewal Term shall equal 30% of the Equipment Cost of such Item at the end of the Basic Term.

F.       Miscellaneous

         Lessee hereby irrevocably authorizes Lessor to insert in this Schedule the Commencement Date and the due date of the first Basic Rent payment.

         This Schedule is executed and delivered as a Schedule to and part of the above-referenced Master Lease Agreement.

         Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease Agreement identified above.


NATIONSCREDIT COMMERCIAL                          TEXFI INDUSTRIES, INC.
CORPORATION (Lessor)                              (Lessee)


By: /s/ Andrew J. Lloyd                           By: /s/ Dane L. Vincent

Title: V.P.                                       Title: CFO, VP + Treasurer

                   TERMINATION, PURCHASE AND RENEWAL ADDENDUM

                        To Master Lease Agreement Between
                 NationsCredit Commercial Corporation ("Lessor")
                                       and
                        Texfi Industries, Inc. ("Lessee")

                               Dated July 11, 1996

                         Master Lease Agreement No. 002


         This Addendum is a part of the Lease described above and applies to all Schedules (as defined in the Lease, capitalized terms not otherwise defined herein having the meanings assigned therein). Lessor grants an early termination option, two purchase options and a renewal option to Lessee upon the following terms:

         1.       Early Termination Option.  Provided that no Event of
Default shall have occurred and be continuing, Lessee, at its option, may terminate the Lease with respect to all, but not less than all, of the Equipment on all Schedules for a cash purchase price equal to the Stipulated Loss Value for the Equipment plus a premium in the amount of five percent (5%) of the Stipulated Loss Value for the Equipment. In order to exercise such option, Lessee shall notify Lessor in writing of Lessee's irrevocable intention to exercise such option at least ninety (90) days prior to the Basic Rent payment date in October 1999 for Schedule No. 1. The purchase price and premium payment for all Equipment subject to each Schedule shall be paid by Lessee to Lessor in cash on or before the Basic Rent payment date in October 1999 for each Schedule.

         Once Lessee exercises this option it shall be obligated to acquire all Equipment subject to all Schedules and the termination shall occur, as to all Equipment subject to any Schedule, on the Basic Rent payment date in October 1999 with respect to such Schedule. Upon termination of the Lease under this
Section 1 and payment of the cash purchase price and premium, Lessor shall transfer to Lessee all of the Equipment on all Schedules. Such transfer of Lessor's interest in the Equipment shall be on an "as-is", "where-is", "with all faults" basis with no representation or warranty by Lessor other than that the Equipment is free and clear of Lessor Liens and that Lessor has not conveyed any interest in any of the Equipment to any third party. Lessee shall pay any applicable sales or other taxes assessed thereon.

         2.       End of Term Options.

                  A. Initial Purchase Option. Upon expiration of the Basic Term of each Schedule and payment by Lessee of all rentals and other sums due as set forth in the Schedules, and provided that no Event of Default shall have occurred and be continuing, Lessee, at its option, may purchase all, but not less than all, of the Equipment on all Schedules for a cash purchase price equal to the aggregate of 20% of the Equipment Cost with respect to the Equipment manufactured by Elbit Vision Systems Ltd. plus 30% of the Equipment Cost for all other Equipment. In order to exercise such option, Lessee shall notify Lessor in writing of Lessee's irrevocable intention to exercise such option at least ninety (90) days prior to the expiration of the Basic Term for Schedule No. 1.

         Such purchase shall be on an "as-is", "where-is", "with all faults" basis with no representation or warranty by Lessor other than that the Equipment is free and clear of Lessor Liens and that Lessor has not conveyed any interest in any of the Equipment to any third party. Lessee shall pay any applicable sales or other taxes assessed thereon. Once Lessee exercises this option it shall be obligated to acquire all Equipment subject to all Schedules and the purchases shall occur, as to all Equipment subject to any Schedule, at the end of the Basic Term with respect to such Schedule.

         The purchase price for all Equipment subject to each Schedule shall be paid by Lessee to Lessor in cash on or before the expiration of the Basic Term of such Schedule.

                  B. Renewal Option. If the Lessee for any reason does not give notice to Lessor pursuant to Section 2(A) above of its election to purchase the Equipment or does not fulfill the Equipment purchase terms in accordance with Section (2)(A) hereof, the Basic Term set forth in each Schedule shall automatically be extended for an additional term of twenty-four (24) months (the "Renewal Term"). All of the terms and conditions of the Lease shall apply during the Renewal Term except that Basic Rent during the Renewal Term shall equal fifty percent (50%) of the Basic Rent for the Equipment during the Basic Term.

         3. Subsequent Purchase Option. So long as Lessee has exercised the Renewal Option and no Event of Default exists, Lessee may elect to purchase all, but not less than all, of the Equipment on all Schedules at the end of each Renewal Term thereof for a cash purchase price equal to its then fair market value and otherwise on the terms and conditions set forth for the Basic Term purchase option in Section 2(A) hereof. "Fair market value" shall be determined as follows: In the event that Lessor and Lessee do not agree on such fair market value before the 90th day prior to the end of the Renewal Term for Schedule No. 1, fair market value shall be determined by an independent appraiser selected by Lessee and acceptable to Lessor. The fees and expenses of such appraiser shall be paid by Lessee. In order to exercise such option, Lessee shall notify Lessor in writing of Lessee's irrevocable intention to exercise such option at least ninety (90) days prior to the expiration of the Renewal Term for Schedule No. 1. If Lessee does not elect to purchase the Equipment, Lessee shall return all Equipment to Lessor at the expiration of the Renewal Term applicable to each Schedule in accordance with the terms of the Lease.



NATIONSCREDIT COMMERCIAL                    TEXFI INDUSTRIES, INC.
CORPORATION (Lessor)                        (Lessee)


By:/s/ Joel F. Raven                        By: /s/ Dane L. Vincent


Title: Division President                   Title: CFO, VP + Treasurer